Calculation of Filing Fee Tables
S-3
MiNK Therapeutics, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
		Equity	Common Stock, par value $0.00001 per share	457(o)
		Equity	Preferred Stock, par value $0.00001 per share	457(o)
		Other	Warrants	457(o)
		Debt	Debt Securities	457(o)
		Other	Units	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 114,879,978.00	0.0001381	$ 15,864.92
		Equity	Common Stock, par value $0.00001 per share	457(o)
		Equity	Preferred Stock, par value $0.00001 per share	457(o)
		Other	Warrants	457(o)
		Debt	Debt Securities	457(o)
		Other	Units	457(o)
Fees Previously Paid	3	Unallocated (Universal) Shelf		457(o)			$ 0.00		$ 0.00
Carry Forward Securities
Carry Forward Securities		Equity	Common Stock, par value $0.00001 per share	415(a)(6)						S-3	333-268143	11/08/2022
Carry Forward Securities		Equity	Preferred Stock, par value $0.00001 per share	415(a)(6)						S-3	333-268143	11/08/2022
Carry Forward Securities		Other	Warrants	415(a)(6)						S-3	333-268143	11/08/2022
Carry Forward Securities		Debt	Debt Securities	415(a)(6)						S-3	333-268143	11/08/2022
Carry Forward Securities		Other	Units	415(a)(6)						S-3	333-268143	11/08/2022
Carry Forward Securities	2	Unallocated (Universal) Shelf		415(a)(6)			$ 35,120,022.00			S-3	333-268143	11/08/2022	$ 3,870.23
			Total Offering Amounts:				$ 150,000,000.00		$ 15,864.92
			Total Fees Previously Paid:						$ 15,853.23
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 11.69
Offering Note
[1]	1(a) Estimated solely for the purpose of calculating the registration fee. No separate consideration will be received for shares of common stock that are issued upon conversion of debt securities or preferred stock or upon exercise of warrants registered hereunder. The aggregate maximum offering price of all securities issued pursuant to this registration statement will not exceed $150,000,000. 1(b) An indeterminate amount of common stock, preferred stock, warrants, debt securities and/or units is being registered as may from time to time be offered hereunder at indeterminate prices, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered or sold hereunder. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities. 1(c) The $150,000,000 of securities registered pursuant to this registration statement includes $50,000,000 of common stock that may be issued and sold under a certain sales agreement with B. Riley Securities, Inc. Upon termination of the sales agreement, any portion of the $50,000,000 included in the sales agreement prospectus supplement that is not sold pursuant to the sales agreement will be available for sale in other offerings pursuant to the base prospectus and a corresponding prospectus supplement, and if no shares are sold under the sales agreement, the full $50,000,000 of securities may be sold in other offerings pursuant to the base prospectus and a corresponding prospectus supplement. 1(d) Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement include $35,120,022 of unsold securities (the "Unsold Securities") previously registered pursuant to the Registration Statement on Form S-3 (File No. 333-268143), which was declared effective on November 8, 2022 (the "Prior Registration Statement"). The registrant sold an aggregate of $14,879,978 of securities under the Prior Registration Statement, leaving the balance of $35,120,022 of Unsold Securities, in respect of which the registrant paid a filing fee of $3,870.23 (based on the filing fee rate in effect at the time of the filing of the Prior Registration Statement) in connection with the filing of the Prior Registration Statement. Pursuant to Rule 415(a)(6), the filing fee of $3,870.23 associated with the offering of the Unsold Securities is hereby carried forward to be applied to $35,120,022 of Unsold Securities registered hereunder, and as a result, no additional filing fee is due with respect to the Unsold Securities included in this registration statement. Pursuant to Rule 415(a)(6), the offering of securities under the Prior Registration Statement will be deemed terminated as of the time of effectiveness of this registration statement.

[2]	See Offering Note 1(d).

[3]	The registrant previously paid a registration fee of $15,853.23 in connection with initial filing of the Registration Statement on Form S-3 on November 7, 2025.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A